UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2013

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2013, the UMB Financial Corporation Compensation Committee (the "Committee") of the Board of Directors of UMB Financial Corporation (the "Company") approved the Annual Variable Pay Plan (the "Plan") for Named Executive Officer, Andrew Iseman for the period between January 1, 2013 and December 31, 2013. The Plan establishes certain goals related to financial performance of Scout Investments, net flows, Company net income, and achievement of corporate objectives, and the Plan allocates weights to each of the goals. The award to Mr. Iseman will be calculated by multiplying the target award of $415,000 by the percentage that his performance objectives are found to be achieved by the end of performance period. A copy of the plan is attached is attached as Exhibit 10.1

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Variable Pay Plan for Andrew Iseman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: February 15, 2013	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Iseman Variable Pay Plan